As filed with the Securities and Exchange Commission on September 7, 1999
                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

                 INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)
                         ------------------------------


                   COLORADO                                   84-0868815
        (State or other jurisdiction of                    (I.R.S. Employer
        incorporation or organization)                    Identification No.)


                               1597 COLE BOULEVARD
                                   SUITE 300B
                                GOLDEN, C0 80401
                    (Address of principal executive offices)


                            EQUITY COMPENSATION PLAN
           AGREEMENTS WITH VARIOUS OFFICERS, CONSULTANTS AND ADVISORS
                           (Full titles of the plans)
                         ------------------------------


                                                            With copies to:
         FREDERICK G. BEISSER, SECRETARY                  LESTER R. WOODWARD
 INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC.         DAVIS, GRAHAM & STUBBS
            1597 COLE BOULEVARD                     370 17TH STREET, SUITE 4700
              GOLDEN, C0 80401                          DENVER, COLORADO 80202
               (303) 274-8708                                (303) 892-9400

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                  Proposed          Proposed
                                                                  maximum            maximum
                                            Amount to be     offering price per     aggregate            Amount of
Title of securities to be registered         registered             unit          offering price      registration fee(1)
----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share (3)    4,057,282 shares        $.3393(1)      $1,376,940.07(1)      $382.70
Common Stock, no par value per share (4)      688,235 shares        $.2906         $  200,001.10(2)      $ 55.60
Common Stock, no par value per share (5)       25,106 shares        $.2656         $    6,668.15(2)      $  1.85
Common Stock, no par value per share (6)      375,581 shares        $.26           $   97,651.06(2)      $ 27.15
Common Stock, no par value per share (7)       60,000 shares        $.3393(1)      $   20,358.00(1)      $  5.66
                                                                                              TOTAL:     $472.96
======================================================================================================================

(1) Calculated solely for purposes of determining the registration fee payable pursuant to Rule 457(c) and (h) based on prices quoted on NASDAQ for the Company's common stock on September 3, 1999.
(2) Calculated solely for purposes of determining the registration fee payable pursuant to Rule 457(h) and based upon the product of the share number times the respective prices on the date of issuance.
(3)  Shares Issuable under Equity Compensation Plan.
(4) Shares Issuable under Agreement in Services by and between the Company and Human Vision, LLC.
(5) Shares Issuable under the Option Agreement by and between the Company and Timothy J. O'Connor.
(6) Shares Issuable under the Option Agreement by and between the Company and Steven R. Perles, which may be placed, in part, in either the Steven R. Perles Pension Plan or the Steven R. Perles Retirement Trust.
(7) Shares Issuable under the Agreement by and between the Company and Lopata, Flegel and Company dated June 19, 1999.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         See Item 2.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to participants in the Company's Equity Compensation Plan (the "Plan"), the Agreement for Services by and Between the Company and Human Vision, LLC, the Option Agreement by and between the Company and Timothy J. O'Connor, and the Option Agreement by and between the Company and Steven R. Perles, respectively, in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Such document(s) are not being filed with the Commission in compliance with the Note to Part I of Form S-8, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act. The options received by Mr. Perles may be placed, in part, in either the Steven R. Perles Pension Plan or Steven R. Perles Retirement Trust.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Commission are hereby incorporated in this Registration Statement by reference:

         (a)      Annual Report on Form 10-KSB for the year ended September 30,
                  1998;

         (b) Amended Annual Report on Form 10KSB/A for the year ended September 30, 1998, filed January 22, 1999;

         (c) Amended Annual Report on Form 10KSB/A for the year ended September 30, 1998, filed January 19, 1999;

         (d)      Prospectus filed pursuant to Rule 424, dated February 23,
                  1999;

         (e)      Current Report on Form 8-K, dated July 13, 1999;

         (f) Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998;

         (g)      Quarterly Report on Form 10-QSB for the quarter ended
                  March 31, 1999;

         (h)      Quarterly Report on Form 10-QSB for the quarter ended June 30,
                  1999;

         (i)      Definitive Proxy Statement, filed August 4, 1999;

         (j) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed March 3, 1986 (File No. 0-14273).

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VII of the Articles of Incorporation of the Company provides as follows:

                  "The Corporation shall indemnify any and all of its directors, officers, employees, authorized agents or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them to the fullest extent permitted under Colorado Corporate Code, in connection with the defense of any action, suit or proceeding in which they or any of them, are made parties, or a party, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any By-Law agreement, vote of shareholders or otherwise.

                  In addition no officer, director, employee or authorized agent shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such officer or director was personally involved in the situation giving rise to the litigation or unless such officer or director committed a criminal offense. The protection afforded hereby shall not restrict other common law protection and rights that an officer or director may have. This Article shall not restrict the Corporation's right to eliminate or limit the personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, and the personal liability of directors to the Corporation and to us shareholders for monetary damages shall be eliminated or limited, to the full extent permitted by the Colorado Corporation Code, except for monetary damages for any breach of the director's duty of loyalty to the Corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in Section 7-5-114 of the Colorado Corporation Code, or any transaction from which the director derived an improper personal benefit. Nor shall the liability of a director of the Corporation be eliminated or limited to the

         Corporation or to its shareholders for monetary damages for any act or omission occurring prior to the effective date of this Article."

         Article VI of the Bylaws of the Company provides as follows:

                  "Each Director and Officer of this Corporation, and each person who shall serve at its request as a Director or Officer of another corporation in which this Corporation owns shares of capital stock or of which it is a creditor, whether or not then in office, and his personal representatives, shall be indemnified by the Corporation against all costs and expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been such Director or Officer, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence of misconduct in the performance of duty. Such costs and expenses shall include amounts reasonably paid in settlement for the purpose of curtailing the costs of litigation, but only if the Corporation is advised in writing by its counsel that in his opinion the person indemnified did not commit such negligence or misconduct. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law or by agreement."

         Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         4.1      Equity Compensation Plan

         4.2 Form of Option Agreement, dated July 26, 1999, by and between the Company and Steven R. Perles.

         4.3 Form of Option Agreement, dated July 30, 1999, by and between the Company and Timothy J. O'Connor.

         4.4 Form of Agreement for Services, dated as of July 6, 1999, by and between the Company and Human Vision, LLC.*

         4.5 Form of Engagement Letter, dated as of June 18, 1999, by and between the Company and Lopata, Flegal and Company.

         5.1      Opinion and Consent of Davis, Graham & Stubbs LLP.

         23.1     Consent of Davis, Graham & Stubbs LLP. See Exhibit 5.1.

         23.2     Consent of BDO Seidman LLP.

* Filed as an Exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999.

ITEM 9.  UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frankfort, State of Kentucky, on the 1st day of September, 1999.

                                  Integrated Spatial Information Solutions, Inc.


                                  By: /s/ JOHN C. ANTENUCCI
                                      ------------------------------------------
                                      John C. Antenucci
                                      President & Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                  TITLE                                          DATE
---------                                  -----                                          ----

/s/ JOHN C. ANTENUCCI                      President, Chief Executive Officer and         August 31, 1999
-----------------------------------------  Director
John C. Antenucci


/s/ FREDERICK G. BEISSER                   Vice President Finance and                     August 31, 1999
-----------------------------------------  Administration, Secretary and Treasurer,
Frederick G. Beisser                       Director, (Principal Financial and
                                           Accounting Officer)


/s/ GARY S. MURRAY                         Chairman of the Board                          August 31, 1999
-----------------------------------------
Gary S. Murray


/s/ JEANNE M. ANDERSEN                     Director                                       August 31, 1999
-----------------------------------------
Jeanne M. Andersen


/s/ RAYMUND O'MARA                         Director                                       August 31, 1999
-----------------------------------------
Raymund O'Mara


/s/ J. GARY REED                           Director                                       August 31, 1999
-----------------------------------------
J. Gary Reed

                                  EXHIBIT INDEX

Exhibit                                                               Sequential
  No.             Description                                         Page No.
--------------------------------------------------------------------------------

   4.1            Equity Compensation Plan

   4.2 Form of Option Agreement, dated July 26, 1999, by and between the Company and Steven R. Perles.

   4.3 Form of Option Agreement, dated July 30, 1999, by and between the Company and Timothy J. O'Connor.

   4.4 Form of Agreement for Services, dated as of July 6, 1999, by and between the Company and Human Vision, LLC.*

   4.5 Form of Engagement Letter, dated as of June 18, 1999, by and between the Company and Lopata, Flegal and Company.

   5.1            Opinion and Consent of Davis, Graham & Stubbs LLP.

  23.1            Consent of Davis, Graham & Stubbs LLP.  See Exhibit 5.1.

  23.2            Consent of BDO Seidman, LLP.


* Filed as an Exhibit to the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1999.